Endurance Exploration Group, Inc., Files Form 15 to Terminate SEC Reporting Obligations

Endurance Exploration Group, Inc. (OTCMKTS:EXPL) (the “Company”), a company that specializes in historic shipwreck research, subsea survey and recovery of lost ships containing valuable cargoes, today announced that on January 3, 2019 it voluntarily filed a Form 15 with the United States Securities and Exchange Commission (the “Commission” or “SEC”) to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cited the significant cost, limited benefit and very limited trading of its stock as some of its reasons in taking this step. As a result of the filing of Form 15 with the Commission, the Company will no longer be required to file certain reports under the Exchange Act, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15 with the Commission.

Upon suspension of its reporting obligations, the Company expects its common stock to continue trading on the OTC Pink marketplace, however, there can be no assurance that any broker-dealer will make, or continue to make, a market in the Company's common stock.

The Company’s Board of Directors voted unanimously to file Form 15 after deliberation and consideration of the advantages and disadvantages of being an SEC reporting company, it’s continued listing on the OTCQB Market, and the current regulatory bias against OTC issuers by the SEC and FINRA.  The Company's Board of Directors considered many elements in reaching their decision, including: the substantial costs, both direct and indirect, associated with the preparation and filing of periodic reports with the SEC, the current level of analysts coverage, the minimal liquidity for the Company's common stock, the additional outside legal and accounting resources required, the amount of time management spends on reporting documents, the uncertainty across the broader public market for public stocks, as well as the nature and extent of the trading of the Company's common stock.

Micah Eldred, CEO of Endurance Exploration Group, Inc. commented, “the systemic regulatory pressure by FINRA and the SEC against low priced OTC stocks has risen to the point that we believe an OTC listing is a hindrance, and not a benefit, to our Company’s ability to raise equity capital to further our business plan.  There are practically no securities firms willing to provide investment banking services to OTC issuers, and most brokerage firms will no longer accept OTC issuer shares for deposit, due to the overreaching regulatory environment.  The Company will evaluate its future listing options, including, consideration of a listing or IPO on a non-USA exchange that welcomes entrepreneurial issuers”

About Endurance Exploration Group, Inc.:
Endurance Exploration Group, Inc. specializes in historic shipwreck research, subsea search and recovery of lost ships containing valuable cargoes. Over the last 5 years, Endurance has developed a research database of over 1,400 ships that are known to be lost with valuable cargoes in the world oceans. Endurance operates the research vessel Haganes, side-scan sonar, and light inspection and work ROVs. Additional information on the Company is available at http://www.enduranceexplorationgroup.com.

FORWARD LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect the Company’s current expectations about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause the Company's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to any specific projects, prospective acquisitions and wind farm assets mentioned herein. These risks, as may be described from time to time in the Company’s SEC filings, are incorporated herein by reference.

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